EXHIBIT 99.1

The expenses to be incurred by j2 Global, Inc. relating to the registration and offering of $350,000,000 aggregate principal amount 3.25% Convertible Senior Notes due 2029, pursuant to a Registration Statement on Form S-3 (File No. 333-196640) and a related prospectus supplement filed with the Securities and Exchange Commission on June 12, 2014 are estimated to be as follows:

Estimated Fees
SEC registration fee	$51,842
Legal fees and expenses	$300,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$100,000
Printing fees	$35,000
Miscellaneous	$113,158

Total expenses	$600,000